                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                                                   Three Months Ended September 30,
                                                                                   --------------------------------
                                                                                       1998             1997
                                                                                       ----             ----
                                                                                       (Thousands of Dollars)
BASIC

Net income                                                                          $      104       $    1,042
                                                                                    ==========       ==========

Weighted average shares outstanding                                                  9,946,992        9,772,139
                                                                                    ==========       ==========

Basic earnings per share                                                            $      .01       $      .11
                                                                                    ==========       ==========

DILUTED

Net income                                                                          $      104       $    1,042
                                                                                    ==========       ==========

Weighted average number of shares used in calculating
  basic earnings per share                                                           9,946,992        9,772,139

ADD:

Dilutive impact of stock options                                                        23,032           15,612
                                                                                    ----------       ----------

Weighted average number of shares used in calculating
  diluted earnings per share                                                         9,970,024        9,787,751
                                                                                    ==========       ==========

Diluted earnings per share                                                          $      .01       $      .11
                                                                                    ==========       ==========

                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

             STATEMENTS OF COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                                   Nine Months Ended September  30,
                                                                                   --------------------------------
                                                                                        1998              1997
                                                                                    -----------       -----------
                                                                                        (Thousands of Dollars)
BASIC

Net income (loss)                                                                   $       463       $    (3,956)
                                                                                    ===========       ===========

Weighted average shares outstanding                                                   9,903,457         9,692,350
                                                                                    ===========       ===========

Basic earnings (loss) per share                                                     $       .05       $      (.41)
                                                                                    ===========       ===========

DILUTED

Net income (loss)                                                                   $       463       $    (3,956)
                                                                                    ===========       ===========

Weighted average number of shares used in calculating
  basic earnings (loss) per share                                                     9,903,457         9,692,350

ADD:

Dilutive impact of stock options                                                         28,022              --
                                                                                    -----------       -----------

Weighted average number of shares used in calculating
  diluted earnings (loss) per share                                                   9,931,479         9,692,350
                                                                                    ===========       ===========

Diluted earnings (loss) per share                                                   $       .05       $      (.41)
                                                                                    ===========       ===========